Exhibit 16.1

April 30, 2015

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: Cloud Security Corporation

We have read the statements made by Registrant, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Registrant dated April 30, 2015. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ TAAD, LLP